Exhibit 99.1

C-Chip completes testing of the TRACKING MANAGER
for the automotive industry

June 18, 2003 - C-Chip Technologies Corporation (OTCBB: CCHI) wishes to announce that the C-ChipTM TRACKING MANAGER, a product designed for the automotive industry, has successfully completed field tests. C-Chip anticipates introducing the TRACKING MANAGER to the market later this summer.

Benoit Langlais, Director of Marketing, says: "C-Chip's TRACKING MANAGER is a new generation tracking device. Not only is it the smallest, it fits in the palm of your hand, but it is amongst the most accurate, and at the same time the least expensive to buy and operate. It will be a welcome addition for our existing distribution channels for credit and security management solutions. We also believe is has great potential as a fleet management tool for the small urban fleet market. Its low price eliminates the barrier to entry for small businesses, and the absence of fixed monthly fees makes it economically attractive. It will be the ideal tool for monitoring and it will greatly increase the efficiency of dispatching for small delivery and services companies."

The TRACKING MANAGER is a modular system. The basic package enables users to pinpoint the location and speed of their vehicles using the Web. Under normal conditions, the TRACKING MANAGER will track a vehicle within approximately ten feet. Users can also review the history and whereabouts of their vehicles within a given time frame. Once a user sends a request over the Internet, data is transmitted over a wireless network using the ReFLEX protocol which offers the largest coverage area of all land-based wireless communications technology. Options available to users will include GEO fencing, notification of excess speed, notification and location in case of theft of vehicle, starter and fuel pump interrupt, door unlock and navigation aid. All requests are charged on a pay-per-use basis.

Stephane Solis, President & CEO, indicated: "Contrary to competing products mostly based on cellular technology and carrying the burden of costly monthly network fees, our vision for the TRACKING MANAGER is to supply the market with a reliable, efficient product not subject to monthly network fees, at a price point lending itself to wide distribution. The TRACKING MANAGER should be very successful as a stand alone product and a great addition to our current credit and security management solutions."

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is centering market penetration of the C-ChipTM on three specific applications; credit, security and pay-per-use management solutions for vehicles, business machines, industrial machinery and different consumer electronic products. The Company's goal is to be recognized as a leading provider of security and credit management solutions for insurance companies, lending institutions and leasing companies in the automotive market, business machine and equipment sector. Our initial marketing thrust is in North America where vehicle theft and defaulting loans are currently having a significant economic impact.

About the C-ChipTM Technology

The C-ChipTM is a new patent-pending, web-based wireless set of tools that offers complete remote control over targeted equipment and services. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America, at this time. Applications for the C-ChipTM technology in credit risk, security and pay-per-use management solutions offer practically unlimited opportunities for growth worldwide. Detailed information on the technology and its applications is available on our web-site at www.cchiptech.com.

Contact: Stephane Solis, President & CEO, 514-337-2447, ssolis@cchiptech.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.